UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.  )

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SUNSHINE HEART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12988 Valley View Road

Eden Prairie, MN 55344

(952) 345-4200

April 11, 2014

Dear Stockholders:

You are cordially invited to join us for our 2014 annual meeting of stockholders, which will be held on Thursday, May 29, 2014, at 3:30 p.m. U.S. Central Daylight Time, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota.  The notice of annual meeting of stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, please submit your proxy as soon as possible to ensure your representation at the annual meeting. You may submit your proxy by mail, by telephone or over the Internet. For specific instructions on voting, please refer to the instructions on the enclosed proxy card or voting instruction form.

Thank you for your continued support of Sunshine Heart.

Sincerely,

David A. Rosa
Chief Executive Officer

12988 Valley View Road

Eden Prairie, MN 55344

(952) 345-4200

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 29, 2014, at 3:30 p.m. U.S. Central Daylight Time

Place:	The Marquette Hotel
710 Marquette Avenue
Minneapolis, Minnesota

Items of Business:	1.	To elect two Class I directors, each for a three-year term.
	2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunshine Heart, Inc. for the fiscal year ending December 31, 2014.
	3.	To conduct any other business that may properly be considered at the annual meeting or any adjournment or postponement of the meeting.

Record Date:

Only stockholders of record at 4:30 p.m. U.S. Central Daylight Time on April 4, 2014 are entitled to receive this notice and to attend and vote at the annual meeting. For ten days prior to the annual meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our principal executive office, 12988 Valley View Road, Eden Prairie, Minnesota 55344. A stockholder may examine the list for any legally valid purpose related to the annual meeting.

Voting by Proxy:

Your vote is important. Whether or not you plan to attend the meeting, we urge you to submit your proxy card or voting instruction form as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors,

David A. Rosa
Chief Executive Officer

April 11, 2014

PROXY STATEMENT

i

SUNSHINE HEART, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2014

The Board of Directors (the “Board”) of Sunshine Heart, Inc. (the “Company” or “Sunshine Heart”) is soliciting proxies for use at the annual meeting of stockholders to be held Thursday, May 29, 2014, at 3:30 p.m. U.S. Central Daylight Time, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota and at any adjournment or postponement of the meeting.  We expect to mail this proxy statement to our stockholders on or about April 16, 2014.

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting of stockholders.  After the meeting, management will report on matters of current interest to our stockholders and respond to questions from our stockholders.  The matters outlined in the notice include:

•	the election of two Class I directors, each to serve for a three-year term (“Proposal 1”); and

•	the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2014 (“Proposal 2”).

Who is entitled to vote at the meeting?

Only those stockholders of record on April 4, 2014 at 4:30 p.m. U.S. Central Daylight Time (the “record date”) will be entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.  As of April 4, 2014, we had 16,875,116 shares of common stock outstanding, all of which are entitled to vote with respect to the proposals to be acted upon at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share.  Therefore, as of April 4, 2014, a total of 16,875,116 votes are entitled to be cast at the meeting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws (the “Bylaws”), the holders of a majority of the outstanding shares of stock entitled to vote as of the record date must be present at the annual meeting, in person or by proxy, in order to hold the meeting and conduct business.  This is called a quorum.  Your shares will be counted as present at the meeting if you are present and vote in person at the meeting, or you have properly and timely submitted your proxy or voting instruction form as described below under “How do I vote my shares of Sunshine Heart common stock?”, in each case, whether you vote “FOR”, “WITHHOLD”, “AGAINST” or “ABSTAIN” with respect to a particular matter to be voted upon at the meeting. See “Can I vote my shares in person at the meeting?” below for limitations applicable to street name holders.

What is a proxy?

A proxy is your designation of another person to vote stock you own.  That other person is called a proxy.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.  When you designate a proxy, you also may direct the proxy how to vote your shares.  We refer to this as your “proxy vote”. Two executive officers have been designated as proxies for our 2014 annual meeting of stockholders.  These executive officers are David A. Rosa, the Company’s Chief Executive Officer and President, and Jeffrey S. Mathiesen, the Company’s Chief Financial Officer and Secretary.

What is the difference between a stockholder of record and a “street name” holder?

If you own shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares.  As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee, as the case may be, is considered to be the stockholder of record with respect to those shares, while you are considered to be the beneficial owner of those shares.  In that case, your shares are said to be held in “street name” and the notice of annual meeting was forwarded to you on behalf of that organization.  Street name holders generally cannot vote their shares directly and must instead instruct their brokers, banks, trusts or other nominees how to vote their shares using the method described below under “How do I vote my shares of Sunshine Heart common stock?” Since a street name holder is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trust or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

How do I vote my shares of Sunshine Heart common stock?

Stockholders of Record.  If you are a stockholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	over the Internet; or

•	signing, dating and mailing the proxy card in the envelope provided.

To vote by telephone or Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted.  The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Street Name Holders.  If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for stockholders of record.  You will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.

What does it mean if I receive more than one printed set of proxy materials?

If you receive more than one printed set of proxy materials, it means that you hold shares registered in more than one account.  To ensure that all of your shares are voted, please sign and deliver, or otherwise vote, each proxy card and voting instruction form that you receive.

How can I attend the meeting?

All of our stockholders are invited to attend the annual meeting in person.  You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.  If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting.  A brokerage or holding statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership.

Can I vote my shares in person at the meeting?

Stockholders of Record.  If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting.  Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting.  If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

Street Name Holders.  If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

How does the Board recommend that I vote?

The Board recommends a vote:

•	FOR both of the nominees for director; and

•	FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunshine Heart for the fiscal year ending December 31, 2014.

What if I do not specify how I want my shares voted?

Stockholders of Record.  If you are a stockholder of record and you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Street Name Holders.  If you are a street name holder and you indicate a choice with respect to any matter to be acted upon on your voting instruction form, the shares will be voted in accordance with your instructions. If you do not indicate a choice with respect to a matter, or if you do not return your voting instruction form, the broker, bank, trustee or other nominee will determine if it has the discretionary authority to vote your shares. Under applicable law, a broker, bank, trustee or other nominee has the discretion to vote on routine matters, including the ratification of the selection of an independent registered public accounting firm. For all matters at the 2014 annual meeting, other than the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, brokers, banks, trustees and other nominees will be unable to vote on your behalf; if you do not instruct them how to vote your shares in the manner set forth on your voting instruction form, a “broker non-vote” will occur. For more information regarding the effect of broker non-votes on the outcomes of the votes, see below under “What is the voting requirement to approve each of the proposals included in the notice of meeting?”

Your vote is important.  We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting.

What is the voting requirement to approve each of the proposals included in the notice of meeting?

Proposal 1—Election of Directors.  You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee.  You may not vote “AGAINST” any director nominee.  This is because we are subject to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) which prohibit the casting of votes “against” the election of directors.  The two nominees receiving the highest number of “FOR” votes at the annual meeting will be elected as Class I directors.  This number is called a plurality.  Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal 2—Ratification of Selection of Ernst & Young LLP.  You may vote “FOR”, “AGAINST” or “ABSTAIN” on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  The proposal to ratify the selection of Ernst & Young LLP requires the affirmative vote of holders of a majority of shares entitled to vote and present at the annual meeting, in person or by proxy.  Abstentions will have the same effect as votes against the matter.  As described above under “What if I do not specify how I want my shares voted?”, if you are a street name holder, your broker, bank, trustee or other nominee has the discretion to vote on routine matters, including the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  If your broker, bank, trustee or other nominee does not exercise its voting discretion, a broker non-vote will occur.  Broker non-votes will have no effect on the outcome of the vote.

Other Matters.  If any other matter is properly submitted to the stockholders at the meeting, its adoption generally will require the affirmative vote of holders of a majority of shares entitled to vote and present at the annual meeting, in person or by proxy.  The Board does not propose to conduct any business at the meeting other than as stated above.

Can I change my vote after submitting my proxy?

Stockholders of Record.  If you are a stockholder of record, you may change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by submitting a later-dated proxy by telephone or Internet before 6:29 a.m. U.S. Central Daylight Time on May 29, 2014;

•	by sending a written notice of revocation or a later-dated proxy to the Secretary of Sunshine Heart, which must be received before the time of the annual meeting; or

•	by voting in person at the meeting.

Street Name Holders.  If you hold your shares through a broker, bank, trust or other nominee, you should contact such person prior to the time your voting instructions are exercised.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of distributing proxy materials to street name holders.  We are soliciting proxies by mail.  In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication.  Our directors, officers and regular employees will receive no additional compensation for these services.

Where can I find the voting results?

We intend to announce the preliminary voting results at the annual meeting and, in accordance with the rules of the SEC, we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board currently consists of seven directors serving three-year staggered terms.  The Board has nominated current Class I directors, Paul R. Buckman and Warren S. Watson, for new three-year terms.  As discussed below, the Board has affirmatively concluded that each of Mr. Buckman and Mr. Watson is independent under the applicable rules of the NASDAQ Capital Market (“NASDAQ”).

The two Class I directors to be elected at the annual meeting will hold office until the 2017 annual meeting of stockholders. Each director will serve until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The remaining directors are Class II directors, whose terms expire in 2015, or Class III directors, whose terms expire in 2016.

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the Class I director nominees.

Board of Directors

The director and director nominees of the Company are as follows:

Name(1)(4)	Age	Class – Term Ending
Paul R. Buckman	58	Class I – 2014
Warren S. Watson(2)	62	Class I – 2014
Geoffrey E. Brooke	58	Class II – 2015
David A. Rosa	50	Class II – 2015
Jon W. Salveson(3)	49	Class II – 2015
John L. Erb	65	Class III – 2016
Gregory D. Waller	64	Class III – 2016

(1)	Following Mark Harvey’s resignation from the Board on November 12, 2012, the Board decreased the size of the Board from eight to seven directors, effective January 16, 2013.

(2)	Effective January 29, 2013, the Board accepted the resignation of William S. Peters from the Board and appointed Mr. Watson to fill the vacancy created by Dr. Peters’ resignation.

(3)	Effective March 13, 2013, the Board increased the size of the Board from seven to eight directors and appointed Mr. Salveson to fill the vacancy resulting from the increase in Board size.

(4)

Following Donal P. O’Dwyer’s retirement from the Board, the Board decreased the size of the Board from eight to seven directors, effective May 23, 2013 upon the close of the 2013 annual meeting of stockholders.

Director Background and Qualifications

The following sets forth the business experience during at least the past five years of each director nominee and each director whose term of office will continue after the annual meeting.  In addition, we have included for each director a brief discussion of the specific experiences, qualifications, attributes and skills that led to the conclusion that such director should serve on the Board at this time.

Paul R. Buckman has served as a director of Sunshine Heart since February 2011.  Mr. Buckman has served as Chief Executive Officer of Conventus Orthopaedics, a Minnesota-based company specializing in peri-articular bone fracture fixation, since September 2013.  Since February 2012, Mr. Buckman has served as the President and Chief Executive Officer of Sentreheart, Inc., a medical technology company focused on closure of various anatomic structures.  Mr. Buckman served as Chief Executive Officer of Pathway Medical Technologies, Inc., a medical device company focused on treatment of peripheral arterial disease, from September 2008 to February 2012. From December 2006 until September 2008, Mr. Buckman served as Chief Executive Officer of Devax, Inc., a developer and manufacturer of drug eluting stents, while also serving as Chairman of the Board of Directors for Pathway Medical Technologies.  From August 2004 to December 2006, Mr. Buckman served as President of the Cardiology Division of St. Jude Medical, Inc., a diversified medical products company.  Prior to joining St. Jude Medical, Mr. Buckman served as Chairman of the Board of Directors and Chief Executive Officer of ev3, LLC, a Minnesota-based medical device company focused on endovascular therapies that Mr. Buckman founded and developed into an $80 million business, from January 2001 to January 2004.  Mr. Buckman has worked in the medical device industry for over 30 years, including 10 years at Scimed Life Systems, Inc. and Boston Scientific Corporation, where he held several executive positions before becoming President of the Cardiology Division of Boston Scientific in January 2000.  Mr. Buckman also currently serves as a director for Conventus Orthopaedics, SentreHeart, Pathway Medical Technologies, Caisson Interventional, LLC, and as a Business Advisory Board member for Bio Star Ventures.  In the past, Mr. Buckman has served on the boards of Velocimed, Inc., where he was a co-founder, EndiCor, Inc., Microvena, Inc., and Micro Therapeutics, Inc.

Mr. Buckman’s qualifications to serve on the Board include his extensive experience in the management of medical device companies, including his collective 11 years of experience in chief executive officer roles and four years of experience in divisional president roles.

Warren S. Watson has served as a director of Sunshine Heart since January 2013.  Mr. Watson is an executive with over 35 years of experience in the field of medical devices.  Since 1982, Mr. Watson has served on the board of directors of Citizens Independent Bank of St. Louis Park, Minnesota, a community bank with four branches and $300 million in assets.  From 2010 to 2012, he served as the Executive Chairman of Cameron Health Inc., a medical technology company focused on subcutaneous implantable cardioverter and defibrillator devices.  From 2004 to 2009, Mr. Watson served as a director for CardioMems, Inc., a start-up company focused on pulmonary artery pressure monitoring for patients with heart failure.  From 2002 to 2009, Mr. Watson served as Vice President of Cardiac Rhythm Management Research and Development, an organization leading over 1,800 professionals worldwide; he also served as Chair of the Medtronic Corporate Research and Development Council during his tenure with the organization.  From 2002 to 2007, Mr. Watson served as the Vice President and General Manager of the San Jose-based CardioRhythm cardiac ablation business.

Mr. Watson’s qualifications to serve on the Board include his executive leadership in the field of medical devices, his 35 years of experience in the medical technology field, his successful development of multiple emerging therapies and his general business experience due to his board service for other medical technology companies such as Mardil, Inc. (since 2013), Cardialen, Inc. (since 2012) and NuAx, Inc. (since 2011).

Geoffrey E.D. Brooke, MD  has served as a director of Sunshine Heart since September 2003.  Since December 2013, Dr. Brooke has served as a special advisor to GBS Venture Partners, an Australian venture capital firm that seeks out investments in life science companies.  Dr. Brooke founded GBS Venture Partners in 1996 and previously served as managing director of the firm.  Prior to founding GBS Venture Partners, Dr. Brooke was the President of MedVest Inc., a healthcare venture capital firm he founded with Johnson & Johnson in Bethesda, Maryland.

Dr. Brooke’s qualifications to serve on the Board include his experience in financial matters and fund raising as a fund manager, as well as his business and clinical medicine experience.  He has over 25 years of experience in healthcare related investing and company building and serves on a number of healthcare company boards.

David A. Rosa has served as a director of Sunshine Heart since July 2010.  Mr. Rosa is our Chief Executive Officer and President, positions he has held since November 2009.  From 2008 to November 2009, Mr.

Rosa served as the Chief Executive Officer of Milksmart, Inc., a company that specializes in medical devices for animals.  From 2004 to 2008, Mr. Rosa served as the Vice President of Global Marketing for cardiac surgery and cardiology at St. Jude Medical.

Mr. Rosa’s qualifications to serve on the Board include his experience in the medical device industry and his previous leadership experience with medical device companies.

Mr. Rosa’s Executive Employment Agreement with the Company provides that Mr. Rosa will continue to serve as a member of the Board for so long as he continues to serve as the Company’s Chief Executive Officer.  Upon termination of Mr. Rosa’s service as Chief Executive Officer, Mr. Rosa must immediately resign as a member of the Board.

Jon W. Salveson has served as a director of Sunshine Heart since March 2013.  Mr. Salveson is the Vice Chairman, Investment Banking and Chairman of the Healthcare Investment Banking Group at Piper Jaffray Companies.  He also serves on the board of CryoLife, Inc., a leading medical device company focused on cardiac and vascular surgery.

Mr. Salveson joined Piper Jaffray in 1993 as an associate, was elected Managing Director in 1999, and was named the Group Head of Piper Jaffray’s International Healthcare Investment Banking Group in 2001.  Mr. Salveson was appointed Global Head of Investment Banking and a member of the Executive Committee of Piper Jaffray in 2004, and has served in his present position as Vice Chairman, Investment Banking since July 2010.  Mr. Salveson started his career as a market manager at Bio-Metrics Systems (now part of Surmodics, Inc.), an innovator in medical device surface modification, where he gained experience working in cardiology and interventional medicine.

Mr. Salveson’s qualifications to serve on the Board include his 20 years of experience in healthcare investment banking, advising clients on hundreds of merger and acquisition and financing transactions.

John L. Erb has served as a director of Sunshine Heart since September 2012 and as Chairman of the Board since October 2012. He is currently Chief Executive Officer of Cardia Access, Inc., a medical device company involved in developing new devices for the treatment of heart disease, a position he has held since February 2007.  During 2007, Mr. Erb served as Executive Chairman of the Board of CHF Solutions, Inc., a medical device company involved in the development, manufacturing and distribution of devices to treat congestive heart failure.  From 2001 to 2006, Mr. Erb was Chief Executive Officer of CHF Solutions.  Prior to that time, from 1997 to 2001, Mr. Erb was President and Chief Executive Officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents.  Previously, Mr. Erb was Vice President of Worldwide Operations for Schneider Worldwide, a division of Pfizer, Inc.  Mr. Erb served as a director of SenoRx, Inc., a publicly traded company, from December 2001 until July 2010, and also served as a director of CryoCath Technologies Inc., a publicly traded Canadian company, from October 2000 through December 2008.  Mr. Erb currently serves as a director of Cardia Access, as well as Osprey Medical, Inc., which is listed on the Australian Securities Exchange, and Vascular Solutions, Inc., a NASDAQ listed company, for which he has served on the board since 2002.  Mr. Erb received a BA degree in Business Administration, with a concentration in Finance, from California State University, Fullerton.

Mr. Erb previously served as a director of VivoMetrics, Inc., a privately held company.  VivoMetrics filed a petition under Chapter 11 of the U.S. Bankruptcy Code in 2010 and was dissolved in October 2012.  Except as described in the preceding sentence and included in the disclosure for Mr. Waller below, no other event has occurred during the past 10 years requiring disclosure pursuant to Item 401(f) of Regulation S-K.

With over 35 years of experience in the medical device industry, including 16 years of experience serving as chief executive officer of medical device companies, Mr. Erb brings to the Board valuable business, management and leadership experience, as well as a deep understanding of the challenges presented in growing a medical device company.  In addition, his role on the boards of Vascular Solutions, SenoRx and CryoCath Technologies has provided him with other public company board experience.  Having managed significant operations of a multi-national medical device company, Mr. Erb also contributes valuable private company operational experience.

Gregory D. Waller has served as a director of Sunshine Heart since August 2011.  Mr. Waller also serves on the board of Endologix Corporation, a publicly traded company (currently, Chairman of the Audit Committee and a member of the Nominating and Governance Committee), and is currently the Chief Financial Officer of Ulthera Corporation, a privately held company that sells an ultrasound device used for non-invasive brow lifts.  From March 2006 to April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, Inc., a manufacturer of concrete construction accessories.  Mr. Waller served as Vice President of Finance, Chief Financial Officer, and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005, and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex.  Mr. Waller joined Ormco Corporation in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993.  Mr. Waller has an M.B.A. with a concentration in Accounting from California State University, Fullerton.  He also served on the board of directors of the following companies: Alsius Corporation, a publicly traded company (served as Chairman of the Audit Committee and a member of the Compensation Committee), from June 2007 until its acquisition by Zoll Medical Corporation in September 2009; Biolase Technology, Inc., a publicly traded company (served as Chairman of the Audit Committee), from October 2009 to August 2010; Cardiogenesis Corporation, a publicly traded company (served as Chairman of the Audit Committee), from April, 2007 until its acquisition by Cryolife, in May 2011; Clarient, Inc., a publicly traded company which was acquired by General Electric Company in December 2010 (served as Chairman of the Audit Committee and a member of the Compensation and Corporate Governance Committees), from December 2006 to December 2010; and SenoRx, a publicly traded company which was acquired by C.R. Bard, Inc. in July 2010 (served as Chairman of the Audit Committee), from May 2006 to July 2010.

Mr. Waller’s qualifications to serve on the Board include his 41 years of financial and management experience, including his experiences as Chief Financial Officer for Universal Building Products and Sybron Dental Specialties, as well as his familiarity with public company board functions from his service on the boards of other public companies.

As described above, Mr. Waller was the Chief Financial Officer of Universal Building Products from 2006 to 2011.  Universal Building Products filed a voluntary petition for bankruptcy on August 4, 2010.  Except as described in the preceding sentence and included in the disclosure for Mr. Erb above, no other event has occurred during the past 10 years requiring disclosure pursuant to Item 401(f) of Regulation S-K.

Director Independence

As required under the rules and regulations of NASDAQ, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the board.  Our Board of Directors consults with our counsel to ensure that the Board’s independence determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, the Board has affirmatively determined that all of our current directors, director nominees and others who served as directors during any part of the fiscal year ended December 31, 2013 are or were (as the case may be) independent directors within the meaning of the applicable NASDAQ listing rules, except for Mr. Rosa, our current Chief Executive Officer and President; Dr. Peters, our current Chief Technical Officer and Medical Director, who resigned from the Board effective January 29, 2013; and Mr. Salveson, who is an executive officer of Piper Jaffray Companies, the parent company of Piper Jaffray & Co.  Piper Jaffray & Co. received payments from the Company in excess of $200,000 for its services as joint book-running manager for the Company’s confidentially marketed public offering which closed on September 24, 2013.

As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.  All of the committees of the Board are comprised entirely of directors determined by the Board to be independent within the meaning of NASDAQ rules and regulations.  In addition, the Board has affirmatively determined that the members of the Audit Committee qualify as independent in accordance with the additional independence rules established by the SEC and NASDAQ.

BOARD MATTERS

The Board of Directors

Role of the Board and Management

The business of Sunshine Heart is conducted by the officers and employees of the Company, under the oversight of our Board of Directors.  As part of its general oversight function, the Board reviews, monitors and approves fundamental business and financial strategies and major corporate actions, and reviews and discusses reports by management on the performance of the Company and its prospects, as well as issues and risks facing the Company.  The Board, operating through its committees, selects, evaluates and determines compensation and succession planning for the Company’s senior management; engages and assesses the independence of the Company’s outside auditor; ensures that processes are in place for maintaining the integrity of the Company’s financial statements and external reporting, and the integrity of compliance with law and ethics policies; and nominates directors for the Board.

Board Leadership Structure

Mr. Rosa serves as the Company’s Chief Executive Officer, while Mr. Erb, a non-employee independent director, serves as Chairman of our Board of Directors.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management.  The Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment involved with service as our Chairman.  Our Corporate Governance Guidelines require our Chief Executive Officer and Chairman positions to be separate because the Board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Board Involvement in Risk Oversight

It is the responsibility of management to identify, assess and manage our exposure to risks. Our Board plays an important role in overseeing management’s performance of these duties as well as the processes and systems the Company uses to identify, prioritize, source, manage and monitor our critical risks. To this end, our Board receives regular reports from our Chief Executive Officer and other members of management regarding risks associated with our operations and strategic plans. These reports typically take the form of discussions incorporated into presentations made to our Board at regular and special meetings where risks are identified in the context of the matter being discussed. Additionally, at least annually, our Board reviews a report presented by management regarding the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

The Board has generally retained the primary risk oversight function and has an active role in overseeing management of our material risks. The oversight of risk is also conducted at the committee level. The Audit Committee oversees the management of financial and internal control risks as well as risks associated with litigation and related party transactions. The Compensation Committee oversees the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks associated with the composition and independence of our Board, compliance with various regulatory and listing standards requirements and succession planning. While each committee is responsible for evaluating and overseeing the management of risks relevant to that particular committee, the full Board is regularly informed of the committees’ risk oversight activities through committee reports presented at Board meetings.

Meeting Attendance

Our directors are expected to attend meetings of the Board and the committees on which they serve, as well as our annual meeting of stockholders.  The Board held eight meetings during fiscal 2013.  Each of our directors attended at least 75% of the meetings of the Board and the committees on which he served during 2013.  Mssrs. Erb, Rosa and Watson attended the 2013 annual meeting of stockholders.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (formerly the Governance and Nominating Committee).  Each committee operates under a written charter approved by the Board.  Each committee’s charter was revised in 2013 and is currently posted on our website at www.sunshineheart.com/corporate-governance.  The following table sets forth the current membership of each of our committees and the number of meetings held for each in fiscal 2013.

Director	Audit	Compensation	Nominating and Corporate Governance
Geoffrey E. Brooke		X
Paul R. Buckman		Chairman	X
John L. Erb(1)	X	X
Jon W. Salveson(2)
Gregory D. Waller	Chairman		X
Warren S. Watson(1)(2)	X		Chairman
Meetings	4	4	2

(1)	Upon Mr. Erb’s resignation from the Nominating and Corporate Governance Committee, the Board appointed Mr. Watson to the Committee to serve as its Chairman, effective April 25, 2013.

(2)

Concurrent with his retirement from the Board, Mr. O’Dwyer retired from the Audit Committee, and the Board appointed Mr. Salveson to the Committee, effective May 23, 2013 upon the close of the 2013 annual meeting of stockholders. Following Mr. Salveson’s resignation from the Audit Committee, the Board appointed Mr. Watson to the Committee, effective September 8, 2013.

Audit Committee

The primary purpose of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes; the Company’s systems of internal control over financial reporting, including financial disclosure controls and procedures; audits of the Company’s consolidated financial statements; the quality and integrity of the Company’s consolidated financial statements and reports provided to the Company’s stockholders, the SEC and other persons; and the qualifications, independence and performance of the Company’s independent registered public accounting firm.  To implement this purpose, the Committee is charged with the following responsibilities, among others:

•

to evaluate the qualifications, performance and independence of our independent registered public accounting firm and to assess the permissibility of and pre-approve all audit and permissible audit-related and non-audit services to be provided by the independent registered public accounting firm;

•

to discuss with management and our independent registered public accounting firm any major issues as to the adequacy of our internal control over financial reporting, any actions to be taken in light of significant or material control deficiencies and the adequacy of our disclosures about changes in internal control over financial reporting;

•

to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal control over financial reporting or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•

to review the consolidated financial statements proposed to be included in the Company’s annual report on Form 10-K and recommend to the Board whether or not such consolidated financial statements should be so included;

•	to prepare the Audit Committee Report required by SEC rules to be included in our annual proxy statement; and

•	to review the Company’s disclosures in its periodic reports on Form 10-K and Form 10-Q to be filed with the SEC and approve the filing of each such report.

Each member of the Audit Committee meets the independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence and financial literacy requirements of NASDAQ.  The Board has determined that Mr. Waller is our “audit committee financial expert” as defined under the applicable rules of the SEC.  The designation of an “audit committee financial expert” does not impose upon such person any duties, obligations or liability that are greater than those which are generally imposed on such person as a member of the Committee and the Board, and such designation does not affect the duties, obligations or liability of any other member of the Committee or the Board.

Compensation Committee

The primary purpose of the Compensation Committee is to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company’s executive officers.  To implement this purpose, the Committee is charged with the following responsibilities, among others:

•

to recommend the compensation and other terms of employment of the Company’s Chief Executive Officer to the Board for approval and to evaluate the Chief Executive Officer’s performance in light of relevant individual and corporate performance goals and objectives;

•

to review and approve the individual and corporate performance goals and objectives of the Company’s other executive officers, and to determine and approve the compensation and other terms of employment of such executive officers, considering, among other things, the recommendations of the Company’s Chief Executive Officer;

•	to review the compensation paid to non-employee directors for their service on the Board and its committees and recommend any appropriate changes to the Board for approval;

•

to recommend to the Board the adoption, amendment and termination of the Company’s equity incentive plans and to administer such plans and approve grants and awards as permitted or required under such plans; and

•	to evaluate risks associated with and potential consequences of the Company’s compensation policies and practices.

The Committee may form and delegate authority to subcommittees as appropriate, including but not limited to a subcommittee composed of one or more directors, as further set forth in the Committee’s charter.

Role of Management.  Similar to prior years, in fiscal 2013 the Committee received significant input from the Company’s Chief Executive Officer with respect to the amount and form of the Company’s executive officer and other employee compensation.  See “Named Executive Officer Compensation Tables-Summary Compensation

Table-Narrative Discussion of Summary Compensation Table for Fiscal 2013” for additional information regarding the role of management in executive compensation determinations.

Compensation Consultant.  The Compensation Committee engaged Grant Thornton LLP (“Grant Thornton”) to perform a comprehensive review of the Company’s executive and non-employee director compensation. Grant Thornton is a compensation consulting firm specializing in executive compensation consulting services, and reported directly to the Compensation Committee. In connection with such engagement, Grant Thornton provided the following services during fiscal 2013:

•	evaluated the Company’s executive officers’ base salaries, incentive compensation, and total compensation relative to the competitive market;

•	briefed the Compensation Committee on executive compensation trends among the Company’s peers and the broader industry;

•	assessed the alignment of CEO pay to relative industry performance measures; and

•	evaluated the Company’s non-employee director compensation levels and program relative to the competitive market.

See “Named Executive Officer Compensation Tables-Summary Compensation Table-Narrative Discussion of Summary Compensation Table for Fiscal 2013” for further information regarding Grant Thornton’s services related to the Company’s compensation of its executive officers and “-Director Compensation-Non-Employee Director Compensation Policy” for further information regarding Grant Thornton’s services related to the Company’s compensation of its non-employee directors.  Notwithstanding Grant Thornton’s performance of such services, the decisions made by the Compensation Committee during fiscal 2013 were its responsibility and may reflect factors and considerations other than the information and recommendations provided by Grant Thornton.

During fiscal 2013, Grant Thornton reported directly to the Compensation Committee on all matters related to executive and non-employee director compensation.  Grant Thornton provided additional analysis of non-executive employee compensation under a separate engagement reporting to management. The Compensation Committee considered the following six factors with respect to Grant Thornton: (i) the provision of other services to the Company by Grant Thornton; (ii) the amount of fees received from the Company by Grant Thornton, as a percentage of the total revenue of Grant Thornton; (iii) the policies and procedures of Grant Thornton that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Grant Thornton with a member of the Committee; (v) any stock of the Company owned by Grant Thornton; and (vi) any business or personal relationship of Grant Thornton with an executive officer of the Company. After considering the foregoing factors, the Compensation Committee determined that the work of Grant Thornton with the Compensation Committee for fiscal 2013, did not raise any conflict of interest.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to review the composition and performance of the Board and its committees and to oversee all aspects of the Company’s corporate governance functions.  To implement this purpose, the Committee is charged with the following responsibilities, among others:

•	to identify, review and evaluate candidates to serve on the Board, to review and evaluate incumbent directors, and to recommend to the Board nominees for election to the Board;

•	to monitor the size of the Board;

•	to review, discuss and assess, on an annual basis, the performance of management and the Board, including its committees;

•

to recommend to the Board, on an annual basis, the chairmanship and membership of each Committee, considering the interests, independence and experience of individual directors and the independence and experience requirements of the SEC and NASDAQ; and

•

to exercise general oversight over corporate governance policy matters of the Company, including developing, reviewing and assessing the Corporate Governance Guidelines and recommending appropriate changes to the Board for consideration.

Procedures for Selecting and Nominating Director Candidates.  As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as directors, the Committee takes into account many factors.  The Committee recommends to the Board, and the Board selects and recommends to stockholders, qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for us.  Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation in their professions, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines.  We do not have a formal policy with respect to diversity.  The Committee recommends individuals for election as directors in the context of an assessment of the perceived needs of the Board at the particular point in time.  Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time.

The Committee will consider recommendations by stockholders with respect to elections to be held at annual meetings, so long as such recommendations are sent on a timely basis to the Secretary of the Company and are otherwise in accordance with the Company’s Bylaws and with the rules and regulations of the SEC.  The Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees.  The Company did not receive any nominations of directors by stockholders for the 2014 annual meeting.

Under our Bylaws, in order to nominate a candidate for service as a director, you must be a stockholder of record at the time you give notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered.  Director nominations generally must be made pursuant to notice delivered to the Company’s Secretary at our principal executive offices not later than the 90th day, but not earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders.  Your notice must set forth:

•	the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•

the class and number of shares of each class of capital stock of the Company owned of record and beneficially by the nominee, and the date or dates on which such shares were acquired, as well as the investment intent of such acquisition; and

•

all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Your notice must also set forth the following information for you and any beneficial owner on whose behalf you make a nomination (each, a “proponent” and collectively, the “proponents”):

•	the name and address of each proponent, as they appear on our books;

•	the class, series and number of shares of the Company that are owned beneficially and of record by each proponent;

•

a description of any arrangement or understanding with respect to such nomination between or among any proponent and any of its affiliates and associates, and any others acting in concert, or otherwise under the arrangement or understanding, with any of the foregoing;

•

a representation that the proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and that they intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a representation as to whether the proponents intend to deliver a proxy statement and form of proxy to a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees;

•	to the extent known by any proponent, the name and address of any other stockholder supporting the proposal; and

•	a description of all derivative transactions by each proponent during the previous 12-month period.

In addition, such information must be updated and supplemented so that all applicable information is true and correct in all material respects as of the record date for the meeting and the date that is five business days prior to the meeting (or any adjournment or postponement of the meeting).  For complete information regarding the procedures for stockholder nominations of directors, see the Company’s Bylaws.

Corporate Governance

Our Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the benefit of its stockholders. To that end, the Board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices and, when required, make changes to such policies and practices as are mandated by the Sarbanes-Oxley Act, the Dodd-Frank Act, other SEC rules and regulations and the listing standards of NASDAQ.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are posted on our website at www.sunshineheart.com/corporate-governance.  These guidelines address, among other things: the role of the Board and management; Board composition and leadership, including the size of the Board, director independence and other director qualifications; Board and committee organization and operations; Board evaluation of the performance and effectiveness of the Chief Executive Officer; succession plans for senior management; and Board relationships and communications with stockholders and other constituencies.

Code of Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Code”), which sets out basic principles to guide the actions and decisions of our employees, directors and officers, including our Chief Executive Officer and Chief Financial Officer.  The Code addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality.  The Code is posted on our website at www.sunshineheart.com/corporate-governance.  Any amendment to, or waiver of, a provision of the Code that applies to a director or executive officer must be approved by the Board and will be publicly disclosed as required by the rules of either the SEC or NASDAQ.

Committee Charters

See “-Committees of the Board” for a description of the Board’s delegation of authority and responsibilities to the three standing committees.

Stockholder Communication with the Board

Stockholders who wish to communicate with the Board may do so by writing to the Board or a particular director in care of the Secretary of Sunshine Heart, Inc., 12988 Valley View Road, Eden Prairie, Minnesota 55344.  All communications will initially be received and processed by the Secretary of the Company, who will then refer the communication to the appropriate Board member (either the director named in the communication, the chairperson of the committee having authority over the matter raised in the communication, or the chairperson of the Board in all other cases).  The director to whom a communication is referred will determine, in consultation with our counsel, whether a copy or summary of the communication will be provided to the other directors.  The Board will respond to communications if and as appropriate.

Director Compensation

Fiscal 2013 Compensation Table

The following table sets forth certain information regarding compensation of each person who served as a non-employee director of the Company during the fiscal year ended December 31, 2013.  During fiscal 2013, we did not provide any separate compensation to our directors who were also employees.

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Option awards ($)	Total ($)
Geoffrey E. Brooke(4)	55,000	27,495	14,682(5)	97,177
Paul R. Buckman	55,000	25,380	13,549(5)	93,929
John L. Erb	105,000	---	219,780(6)	324,780
Donal P. O’Dwyer*	21,758	---	---	21,758
Jon W. Salveson*	44,306	---	110,160(6)	154,466
Gregory D. Waller	55,000	26,603	14,205(5)	95,808
Warren S. Watson*	50,722	---	110,160(6)	160,882

*Pro-rated based on the number of days served during fiscal 2013.  See “Proposal 1-Election of Directors-Board of Directors” for information regarding the dates of service for those directors who did not serve on the Board for the full fiscal year ended December 31, 2013.

(1)

Dr. Peters is not included in the table above because he served as Chief Technical Officer and Medical Director of the Company while he served on the Board during fiscal 2013. Mr. Rosa is not included in the table above because he served as Chief Executive Officer and President of the Company while he served on the Board during fiscal 2013. As stated above, the Company did not provide any separate compensation to its directors who were also employees during fiscal 2013.

(2)

Consists of annual retainers in the amount of (i) $55,000 per annum for each non-employee director other than the Chairman of the Board and (ii) $105,000 per annum for the Chairman of the Board, in each case paid in equal quarterly installments.

(3)

Reflects restricted stock unit awards granted July 30, 2013 under the 2013 Non-Employee Directors’ Equity Incentive Plan (the “2013 Directors’ Plan”). The restricted stock unit awards were fully vested on the date of grant.

The amounts reported represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 and based on the closing price of our common stock on the date of grant, which was $7.50. For a discussion of the valuation of the Company’s stock awards for accounting purposes, refer to Note 3 of the Notes to Consolidated Financial Statements filed with the Company’s annual report on Form 10-K.

(4)

The cash compensation for Dr. Brooke’s service as a director during fiscal 2013 was paid directly to funds affiliated with GBS Venture Partners Pty, Ltd. Dr. Brooke has undertaken to transfer the equity compensation he received for his service as a director during fiscal 2013 to funds affiliated with GBS

Venture Partners Pty, Ltd.

(5)	Reflects stock option awards granted July 30, 2013 under the 2013 Directors’ Plan. The stock option awards granted on July 30, 2013 were fully vested on the date of grant.

The amounts reported represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of the Company’s option awards for accounting purposes, refer to Note 3 of the Notes to Consolidated Financial Statements filed with the Company’s annual report on Form 10-K.

(6)

Reflects stock option awards approved by the Board on April 1, 2013, but not issued, pending stockholder approval of the 2013 Directors’ Plan, which was obtained May 23, 2013. The stock option awards were issued on such date under the 2013 Directors’ Plan, and are subject to time vesting as set forth in the applicable award agreements.

The amounts reported represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of the Company’s option awards for accounting purposes, refer to Note 3 of the Notes to Consolidated Financial Statements filed with the Company’s annual report on Form 10-K.

As of December 31, 2013, each person who served as a non-employee director of the Company during the fiscal year ended December 31, 2013 had the following number of stock options outstanding: Dr. Brooke, 14,212; Mr. Buckman, 14,017; Mr. Erb, 54,000; Mr. O’Dwyer, 11,685; Mr. Salveson, 25,500; Mr. Waller, 14,130; Mr. Watson, 25,500.  In addition, as of December 31, 2013, Dr. Brooke held 3,666 shares of common stock issued upon settlement of restricted stock units granted July 30, 2013; Mr. Buckman held 3,384 shares of common stock issued upon settlement of restricted stock units granted July 30, 2013; and Mr. Waller held 3,547 shares of common stock issued upon settlement of restricted stock units granted July 30, 2013.

Non-Employee Director Compensation Policy

The Compensation Committee engaged Grant Thornton in fiscal 2013 to conduct an analysis of the Company’s non-employee director compensation.  Grant Thornton assessed the compensation program against a peer group consisting of 22 companies similar to Sunshine Heart based on industry, market capitalization, revenue and assets.  The market data indicated that the Company’s average total compensation for 2012 was at the 25th percentile of the peer group; and while the annual retainers for non-employee directors were competitive, the lack of annual equity compensation was a competitive shortfall to the Company’s peer organizations.

In light of the market data and other factors deemed relevant by the Committee, the Committee determined to maintain the annual retainers at then-current levels, but to provide annual equity grants at competitive market levels, as opposed to discretionary grants from time to time.  In July 2013, the Committee recommended, and the Board approved, the Non-Employee Director Compensation Policy summarized in the following table (the “Director Compensation Policy”):

Annual Retainer:(1)
Chairman of the Board	$105,000
Other Non-Employee Directors	55,000
Annual Equity Award ($ value):(2)	35,000

(1)	The annual retainers are payable in equal quarterly installments, in arrears on the last day of each fiscal quarter in which the service occurred.

(2)

Commencing in 2014, on the date of the first regular annual meeting of the Company’s stockholders, the Company will grant each newly-elected and each continuing non-employee director an annual equity award. One-third of the annual equity award will be issued in the form of a stock option, and two-thirds of the annual equity award will be issued in the form of restricted stock units. In each case, 1/12th of the shares underlying the awards will vest monthly, commencing on the one-month anniversary of the date of grant, so that all of the underlying shares will be vested on the one-year anniversary of the date of grant.

The stock option awards and restricted stock unit awards granted July 30, 2013 and reflected in the Fiscal 2013 Compensation Table above were granted upon adoption of the Director Compensation Policy and intended to be consistent therewith.

EXECUTIVE OFFICERS

The executive officers of the Company serve at the pleasure of the Board.  The executive officers of the Company are as follows:

Name	Age	Position
Kevin P. Bassett	46	Senior Vice President, Technology & Operations
Debra J. Kridner	62	Executive Vice President, Regulatory Affairs
Jeffrey S. Mathiesen	53	Chief Financial Officer; Secretary
William S. Peters	48	Chief Technical Officer & Medical Director
David A. Rosa	50	Chief Executive Officer; President
Patrick Verta	56	Chief Medical Officer
James C. Yearick	51	Vice President, Marketing & Sales

See “Proposal 1-Election of Directors-Director Background and Qualifications” for biographical and other information regarding Mr. Rosa, the Company’s Chief Executive Officer and President.

Kevin P. Bassett is our Senior Vice President of Technology and Operations, a position he has held since January 2012.  From October 2010 to December 2011, Mr. Bassett served as our Vice President of Research, Development and Quality Assurance.  Prior to joining Sunshine Heart, Mr. Bassett served in various leadership roles at Acorn Cardiovascular Inc., a medical device company that develops treatments for patients with heart failure, his most recent position being that of Senior Vice President from 2006 to 2010.

Debra J. Kridner is our Executive Vice President of Regulatory Affairs, a position she has held since October 2012.  From October 2012 to August 2013, Ms. Kridner also held the position of Executive Vice President of Clinical Research.  Previously, Ms. Kridner was our Vice President of Clinical Research and Regulatory Affairs, from November 2009 to March 2010, on a consultant basis, and from March 2010 to October 2012, as an employee of Sunshine Heart. From 2008 to 2009, Ms. Kridner worked as a consultant for her company, Kridner Consulting LLC, which performed consulting services for medical device companies. From 2004 to 2008, Ms. Kridner served as the Vice President of Clinical Research, Quality and Regulatory Affairs for St. Jude Medical’s Cardiac Surgery and Interventional Cardiology for the Cardiovascular Division.

Jeffrey S. Mathiesen has served as our Chief Financial Officer since March 2011 and as our Secretary since July 2011.  From December 2005 through April 2010, Mr. Mathiesen served as Vice President and Chief Financial Officer for Zareba Systems, Inc., a manufacturer and marketer of medical products, perimeter fencing and security systems.  Zareba was a publicly traded company that was purchased by Woodstream Corporation in April 2010.  Previous positions held by Mr. Mathiesen include vice president and chief financial officer positions with publicly traded companies dating back to 1993.

William S. Peters has served as our Chief Technical Officer and Medical Director since 2002.  In addition to his role within Sunshine Heart, Dr. Peters is an honorary clinical research fellow with the Green Lane Cardiothoracic Surgical Unit at Auckland City Hospital in New Zealand.

We are party to an agreement with WSP Trading Limited pursuant to which WSP performs technical and medical advisory services for us.  This agreement requires that Dr. Peters serve as our Chief Technical Officer and Medical Director.  We make payments to WSP rather than to Dr. Peters directly for Dr. Peters’ services.  Dr. Peters is a director of WSP and owns all of the equity of WSP.

Patrick Verta is our Chief Medical Officer, a position he has held since August 2013. Prior to joining Sunshine Heart, from April to October 2012, Dr. Verta served as Chief Medical Officer and Vice President of Clinical Affairs at Neomend, a medical device company that developed and commercialized the only FDA-approved sealant for air leaks following lung surgery via open thoracotomy. Before Neomend, he served as Medical Director of Clinical Research and Business Development from April 2011 to April 2012, and as Director of Worldwide Endovascular Clinical Science and Biometrics from August 2008 to April 2011, at Abbott Vascular, where he played a critical role in the approval of several stent systems used in peripheral vascular disease, in particular carotid artery stenosis, renal artery stenosis, and peripheral Artery Disease (PAD). Prior to Abbott, Dr. Verta held the position of Endovascular Clinical Science and Biometrics Director at Guidant Corporation from 2006 to 2008.

James C. Yearick has served as our Vice President of Marketing and Sales since September 2011.  From 2008 to September 2011, Mr. Yearick served as Vice President of Global Product Marketing for Medtronic, Inc.’s Cardiac Rhythm Management division.  Previously, from 2005 to 2008, Mr. Yearick served as Vice President—Asia for Medtronic’s Cardiac Rhythm Management division.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information for the fiscal years ended December 31, 2013 and December 31, 2012, regarding compensation of our Chief Executive Officer and the two other most highly compensated executive officers who received remuneration exceeding $100,000 during fiscal 2013 (our “named executive officers”).

Name Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock awards ($)(2)	Option awards ($)(3)	Nonequity incentive plan compensation ($)(4)	Total ($)
David A. Rosa Chief Executive Officer	2013 2012	332,072 319,300	$20,000(5) ---	1,376,937 ---	1,214,500(6) ---	93,644 95,790	3,037,153 415,090
Patrick Verta(7) Chief Medical Officer	2013	94,154	--- ---	---	1,224,804	20,000	1,338,958
William S. Peters(8) Chief Technical Officer & Medical Director	2013	285,253	---	260,532 ---	105,750 ---	24,957	676,492

(1)	Fiscal year ended December 31.

(2)

The amounts reported reflect the grant date fair value of stock awards and restricted stock unit awards granted under the Company’s Second Amended and Restated 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”). The grant date fair value of the awards was computed in accordance with FASB ASC Topic 718 and is based on the closing price of our common stock on the date of grant. For a discussion of the valuation of the Company’s stock awards for accounting purposes, refer to Note 3 of the Notes to Consolidated Financial Statements filed with the Company’s annual report on Form 10-K.

(3)

The amounts reported reflect the grant date fair value of stock option awards granted under the 2011 Equity Incentive Plan or the Company’s New-Hire Equity Incentive Plan (the “New-Hire Plan”), in the case of Dr. Verta. The grant date fair value of the awards was computed in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of the Company’s option awards for accounting purposes, refer to Note 3 of the Notes to Consolidated Financial Statements filed with the Company’s annual report on Form 10-K.

(4)

The amounts reported reflect the dollar value of nonequity incentive plan awards for services performed during the fiscal year, payable in the form of a cash bonus and based upon the achievement of predetermined corporate or individual performance goals (as further discussed under “-Narrative Discussion of Summary Compensation Table for Fiscal 2013-Incentive Compensation-Nonequity Compensation”).

(5)	During fiscal 2013, Mr. Rosa received a special cash bonus in the amount of $20,000 for his efforts in connection with the

Company’s confidentially marketed public offering which closed on September 24, 2013.

(6)

The Board approved the award of 347,000 stock options to Mr. Rosa on November 8, 2012, but the options were not issued at that time, pending (i) removal of the requirement for stockholder approval pursuant to Australian Securities Exchange (“ASX”) prohibitions on issuance of options to directors without stockholder approval, or (ii) stockholder approval, whichever occurred first. Effective May 6, 2013, the Company delisted from the ASX, and the options were issued on such date.

(7)

Dr. Verta is a named executive officer only in 2013 and therefore the Summary Compensation Table is only required to include his compensation information for 2013. Dr. Verta received a pro-rata portion of his base salary and nonequity incentive plan compensation based on his date of hire, which was August 27, 2013.

(8)

Dr. Peters is a named executive officer only in 2013 and therefore the Summary Compensation Table is only required to include his compensation information for 2013. All cash amounts for Dr. Peters were paid to WSP in Australian Dollars. For purposes of the table above, such amounts were converted from Australian Dollars into U.S. Dollars using the conversation rates in effect on the dates of payment.

Narrative Discussion of Summary Compensation Table for Fiscal 2013

Employment Agreements

Mr. Rosa is party to a written employment agreement with the Company, and all named executive officers are party to a change in control agreement with the Company.  The terms of Mr. Rosa’s employment agreement and the named executive officers’ change in control agreements are summarized under “-Potential Payments Upon Termination or Change in Control”.

Salaries

The initial annual base salaries of Mr. Rosa, Dr. Peters and Dr. Verta were determined pursuant to negotiations with these officers in connection with their hiring.  Commencing in fiscal year 2012, our Board of Directors determined to make annual adjustments to the annual base salaries of our employees, regardless of location, including our named executive officers.

At the beginning of fiscal year 2013, the Company’s Chief Executive Officer recommended salaries for the other named executive officers for 2013, based on his evaluation of three primary factors: salaries of persons occupying similar positions at other small medical device companies; the Company’s overall performance for the prior year; and the individuals’ contributions to our results for the prior year.  The Chief Executive Officer’s evaluation of salaries for persons occupying similar positions at other small public medical device companies was based on his general industry knowledge and consultation of proxy statements filed by U.S. publicly traded companies with the SEC. The Chief Executive Officer used this market information to help determine whether the salaries for our other named executive officers were, in his opinion, significantly above or below the salaries of persons occupying similar positions at the companies consulted, and to confirm that any variations to what he considered to be a “market” salary were, in his opinion, justified. The Chief Executive Officer did not target compensation at a specified point relative to the market information he gathered, nor did he use studies or compilations of information prepared by third parties to evaluate salaries paid by the Company’s competitors. The Chief Executive Officer’s evaluation of the Company’s performance was a subjective evaluation of our progress toward commercializing our system and meeting our business plan.  The Board considered the Chief Executive Officer’s recommendations, and approved the annual base salary for Dr. Peters set forth in the Summary Compensation Table above.

Incentive Compensation

Equity Compensation.  The Compensation Committee engaged Grant Thornton in fiscal 2013 to conduct an analysis of the Company’s executive compensation.  Grant Thornton assessed the compensation program against a peer group consisting of 21 companies similar to Sunshine Heart based on industry, market capitalization, revenue and assets.  Grant Thornton’s comparison of the Company’s target total compensation with peer group target pay levels indicated that our salaries were competitive to the median of the peer group; that target total cash compensation was, on average, 14% below the median of the peer group; and that target total compensation was, on average, 2% below the median of the peer group.  Grant Thornton’s comparison of the Company’s current total compensation with peer group pay levels indicated that while current total compensation was, on average, 10% above the median of the peer group, this finding was misleading, given that executive equity holdings were below market.  Based on the foregoing, Grant Thornton made several recommendations with respect to the Company’s executive compensation program, including that the Company utilize restricted stock unit awards; that the Company grant equity awards at or above historic levels to ensure each executive officer moves to a competitive ownership position for a start-up, high-growth firm; and that the Company adopt a new-hire program to facilitate recruitment of executive talent.

In light of the foregoing and other factors deemed relevant by the Committee, the Committee recommended, and the Board approved, the New-Hire Plan.  The Company did not adopt a formal executive compensation policy, but endeavored to target a more competitive ownership level for its executive officers.  The Company also began utilizing restricted stock unit awards.  Consistent with the foregoing, the Company granted the stock awards and option awards reflected in the Summary Compensation Table above for fiscal 2013. The stock awards were grants of fully vested shares of our common stock.  The material terms of the restricted stock unit awards and the stock option awards are set forth in the Outstanding Equity Awards at Fiscal Year-End table and accompanying footnotes below.

In 2012, as in prior years, the Board awarded Mr. Rosa stock option awards with greater-than-annual frequency to gradually increase his ownership position to a level that the Board, in its discretion and based on the collective experiences of its members, believed to be appropriate for the chief executive officer of a development-stage public medical device company otherwise comparable to Sunshine Heart.

Nonequity Compensation.  In 2013, the nonequity incentive plan compensation for the named executive officers was based on the achievement of corporate, as opposed to individual, performance goals.  The Compensation Committee, in consultation with the Chief Executive Officer, defined seven performance objectives primarily related to the Company’s financing and clinical activities; assessed the Company’s achievement of those objectives at December 31, 2013; and calculated a total weighted average performance to objectives of 94%.

Mr. Rosa’s employment agreement provides for a target cash incentive payment for 2013 in an amount equal to 30% of his annual base salary for 2013.  Based on a total weighted average performance to objectives of 94%, Mr. Rosa received an incentive cash payment of $93,644 for 2013.  Each of Dr. Verta’s and Dr. Peter’s nonequity incentive plan compensation awards for 2013 contemplate target cash incentive payments in amounts equal to 25% of their respective annual base salaries for 2013.  Based on a total weighted average performance to objectives of 94%, Dr. Verta received a cash incentive payment of $20,000 for 2013 (pro-rated based on his date of hire), and Dr. Peters received a cash incentive payment of $24,957 for 2013.

Mr. Rosa’s nonequity incentive plan compensation for fiscal 2012 was based on his achievement of a combination of individual and corporate performance goals, including the following, among others: IDE approval for the Company’s U.S. Pivotal Trial, CE Mark approval for sale of the C-Pulse® in Europe, and continued financing of the Company’s operations and product development (including a listing on a U.S. securities exchange).  The Board determined that Mr. Rosa achieved all of these goals and awarded him the maximum cash incentive payment provided in his employment agreement for 2012, which was $95,790.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2013.

	Option Awards(1)				Stock Awards(2)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested ($)	Market value of shares or units of stock that have not vested ($)(3)
David A. Rosa	50,000*	---	8.87**	11/29/20
	106,184(4)	48,266	6.21**	8/17/21
	26,167(5)	3,043	11.36**	8/17/21
	22,396(5)	20,604	7.28**	11/28/21
	93,979(5)	253,021	6.46	11/11/22
					49,247	478,188
Patrick Verta	0(5)	148,000	10.73	10/20/23
William S. Peters	3,880*	---	44.37**	7/5/14
	2,200*	---	31.94**	11/1/16
	280*	---	53.24**	1/31/17
	3,000*		53.24**	4/18/17
	488*	---	35.49**	7/9/18
	4,726*	---	14.20**	8/20/18
	55,512(4)	25,233	6.21**	8/17/21
	6,771(5)	18,229	6.46	11/11/22
					8,963	87,031

*Fully vested at December 31, 2013.

**Amount converted from Australian Dollars to U.S. Dollars using the conversion rate in effect on December 31, 2013, which was A$1.00 to $0.8873.

(1)          The stock option awards were granted under the Amended and Restated 2002 Stock Plan (the “2002 Stock Plan”), the 2011 Equity Incentive Plan or the New-Hire Plan, in the case of Dr. Verta.

(2)          Consists of restricted stock unit awards granted under the 2011 Equity Incentive Plan. The restricted stock units vest in 12 equal consecutive monthly increments, commencing on the one-month anniversary of the date of grant. Each restricted stock unit represents a right to receive one share of our common stock upon vesting.

(3)          Based on the closing price of our common stock on NASDAQ on December 31, 2013, which was $9.71.

(4)          Vests as to 1/48th of the shares per month until fully vested.

(5)          Vests as to 1/4 of the shares on the first anniversary of the date of grant, and 1/36 of the shares per month thereafter until fully vested.

Potential Payments Upon Termination or Change in Control

Equity Incentive Plans

Equity incentive awards have been issued to the named executive officers under the 2002 Stock Plan, the 2011 Equity Incentive Plan and the New-Hire Plan.  A termination or change in control may affect the vesting and/or exercisability of awards issued under these plans, as further discussed below.

Amended and Restated 2002 Stock Plan

Options.  The 2002 Stock Plan provides that the applicable award agreement will set forth the terms and conditions upon which an option will remain exercisable, if at all, following the participant’s termination of continuous service, provided that the Board or the Compensation Committee may waive or modify such provisions at any time.  At a minimum, and in the event the award agreement does not specify the terms and conditions upon which an option will terminate upon termination of a participant’s continuous service:

•

if a participant’s continuous service terminates other than for cause or upon the participant’s disability or death, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) for 30 days following the termination;

•

if a participant’s continuous service terminates upon the participant’s disability, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) for six months following the termination;

•

if a participant’s continuous service terminates upon the participant’s death, and in the event of the participant’s death within 30 days following the participant’s termination, the option may be exercised (to the extent the option was vested as of the date of death or the date of termination, if earlier) by the participant’s estate at any time within 12 months following the date of death;

provided that in no event may an option be exercised after its expiration.  Unless the award agreement provides otherwise, to the extent the shares underlying the participant’s option are not vested at the date of termination, or if the participant does not exercise the option within the time specified in the award agreement (or above), the option will terminate.

The award agreements generally permit the participant to exercise his or her option (to the extent vested) within 12 months from the termination date, in the event of termination due to disability; within 12 months from the date of death, in the event of termination upon the participant’s death and in the event the participant dies within 30 days following his or her termination; and within the “Termination Period” set forth in the Notice of Stock Option Grant, in the event of all other terminations.

Second Amended and Restated 2011 Equity Incentive Plan

Under the 2011 Equity Incentive Plan, the Board or the Compensation Committee may accelerate the exercisability or vesting of an award at any time, including immediately prior to a participant’s termination or change of control.

Options.  Generally, if a participant’s continuous service terminates:

•

other than for cause or upon the participant’s death or disability, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) within such period of time ending on the earlier of (i) the date three months following the termination or (ii) the expiration of the term of the option.  If the option is not exercised within such period, it will terminate.

•

upon the participant’s disability, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) within such period of time ending on the earlier of (i) the date 12 months following the termination or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate.

•

as a result of the participant’s death, or if the participant dies within the period during which the option may be exercised after the termination of the participant’s continuous service for a reason other than cause, the option may be exercised (to the extent the option was vested as of the date of death) by the participant’s estate within the period ending on the earlier of (i) the date 18 months following the date of death or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate.

•	for cause, the option will terminate upon the date of termination, and the participant will be prohibited from exercising his or her option from and after such time.

In addition, if the participant is a member of senior management, and if a change in control occurs and as of, or within six months after, the effective time of the change in control, the participant’s continuous service terminates due to (i) an involuntary termination, which is not for cause or due to death or disability, or (ii) a resignation for good reason, 25% of the unvested portion of the option as of the date of termination will vest and become exercisable immediately upon such termination.

Restricted Stock Unit Awards.  Upon termination of a participant’s continuous service for any reason, any unvested restricted stock units will be immediately canceled and forfeited, provided that the Committee may accelerate the vesting of all or a portion of the award in connection with such termination.

New-Hire Equity Incentive Plan

Under the New-Hire Plan, the Board or the Compensation Committee may accelerate the exercisability or vesting of an award at any time, including immediately prior to a participant’s termination or change of control.

Options.  Generally, if a participant’s continuous service terminates:

•

for any reason other than the participant’s death or disability, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) within such period of time ending on the earlier of (i) the date three months following the termination or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate.

•

upon the participant’s disability, the participant may exercise his or her option (to the extent the option was vested as of the date of termination) within such period of time ending on the earlier of (i) the date 12 months following the termination or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate.

•

as a result of the participant’s death, or if the participant dies within the period (if any) specified in the award agreement during which the option may be exercised after the termination of the participant’s continuous service for a reason other than death, the option may be exercised (to the extent the option was vested as of the date of death) by the participant’s estate within the period ending on the earlier of (i) the date 12 months following the date of death or (ii) the expiration of the term of the option. If the option is not exercised within such period, it will terminate.

Restricted Stock Unit Awards.  Upon termination of a participant’s continuous service for any reason, any unvested restricted stock units will be immediately canceled and forfeited, provided that the Committee may accelerate the vesting of all or a portion of the award in connection with such termination.

Change in Control Agreements

The Company has entered into change in control agreements with each of the named executive officers that require the Company to provide compensation to each such officer in the event of a change in control of Sunshine Heart. Each agreement has a term that runs from its effective date through the later of: (i) the five-year anniversary of the effective date, subject to automatic extension for successive two-year periods until notice of non-renewal is given by either party at least 60 days prior to the end of the then-effective term; or (ii) if a change in control occurs on or prior to the five-year anniversary (or the two-year extension period then in effect), the one-year anniversary of the effective date of the change in control.

The change in control agreements define “change in control” as the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) subject to certain exceptions, any person or group’s acquisition, directly or indirectly, of more than 50% of the combined voting power of the Company’s outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) the consummation of a merger, consolidation, or similar transaction involving the Company if immediately after the consummation of such merger, consolidation or similar transaction, our stockholders immediately prior to such transaction do not directly or indirectly own or beneficially own, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction; or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) the approval by the Company’s stockholders or the Board of a plan of complete dissolution or liquidation of the Company, or the occurrence of a complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation; (iv) the sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the Company’s consolidated assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (v) individuals who were members of the Board on March 17, 2011 cease to constitute at least a majority of the members of the Board, provided that if the appointment, election or nomination for election of any new director was approved or recommended by a majority of the directors then in office who were directors as of March 17, 2011, the director will be treated as being a member of the Board as of March 17, 2011. Notwithstanding the foregoing, the term “change in control” does not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the Company’s domicile.

The change in control agreements provide that, if: (x) a change in control occurs during the term of the officer’s agreement; and (y) the officer’s employment terminates anytime during the one-year period after the effective date of the change in control; and (z) such termination is involuntary at the Company’s initiative without cause or is due to the officer’s voluntary resignation for good reason, then the Company will: (i) pay in a lump sum the officer’s salary for 12 months (or 18 months in the case of Mr. Rosa) and any other earned but unpaid compensation; (ii) pay in a lump sum an amount equal to the incentive bonus payment received by the officer for the fiscal year immediately preceding the fiscal year in which the termination occurs; and (iii) provide healthcare benefits to the officer and the officer’s family until the earlier of (A) the date 12 months after the officer’s termination (or 18 months after the officer’s termination, in the case of Mr. Rosa) and (B) the date the officer is, and/or the officer’s covered dependents are, eligible to receive group medical and/or dental insurance coverage by a subsequent employer.

The Company is also obligated to make the foregoing payments and to provide the foregoing healthcare benefits in the event (i) the officer’s employment terminates during the term of the agreement (A) due to a voluntary resignation for good reason or (B) due to an involuntary termination by the Company without cause prior to a change in control and (ii) a change in control occurs within 90 days of the termination date and during the term of the agreement.

Under the change in control agreements, “cause” has the meaning set forth in any written agreement between the officer and the Company defining such term.  In the absence of such agreement, “cause” for termination exists upon the occurrence of any of the following events, if such event has a demonstrably harmful impact on the Company’s business or reputation: the officer’s (i) commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) intentional, material violation of any contract or agreement between the Company and the officer or of any statutory duty owed to the Company; (iv) unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) gross misconduct.

Under the change in control agreements, an officer may tender resignation for “good reason” within 180 days after the initial occurrence of any of the following conditions, provided that the officer notifies the Company of the occurrence of the condition, and the Company fails to fully remedy the condition within 30 days of its receipt of written notice: (i) a significant diminution in the officer’s employment role with the Company as in effect immediately prior to the effective date of the change in control; (ii) a greater than 5% aggregate reduction by the Company in the officer’s annual base salary, as in effect on the effective date of the change in control or as increased thereafter, unless the reduction is pursuant to an across-the-board proportionate salary reduction for all officers, management-level and other salaried employees due to the Company’s financial condition, in which case, a greater than 10% aggregate reduction by the Company of the officer’s annual base salary will be required for “good reason” to exist; (iii) any failure by the Company to continue in effect any benefit plan or program, including fringe benefits, incentive plans and plans with respect to the receipt of the Company’s securities, in which the officer is participating immediately prior to the effective date of the change in control, or any action by the Company that would adversely affect the officer’s participation in or reduce his benefits under those benefit plans unless the Company offers a range of benefit plans and programs that, taken as a whole, is comparable to the benefit plans in effect in which the officer is participating immediately prior to the change in control; or (iv) a non-temporary relocation of the officer’s business office to a location more than 50 miles from the location at which the officer performs duties as of the effective date of the change in control, except for required travel to an extent substantially consistent with the officer’s business travel obligations prior to the change in control.

In addition to the payments described above, each change in control agreement provides that if a change in control occurs while the officer is actively employed by the Company and during the term of the agreement, such change in control will cause the immediate acceleration of the vesting of 100% of any unvested portion of any stock option awards held by the officer on the effective date of such change in control.

The Company is not obligated to make the payments described above unless: (i) the officer signs a full release of any and all claims in favor of the Company; (ii) all applicable consideration periods and rescission periods have expired; and (iii) as of the dates the Company provides any payments to the named executive officer, the officer is in strict compliance with the terms of the applicable change in control agreement and any proprietary information agreement the officer has entered into with the Company.

Employment Agreement – Mr. Rosa

On February 6, 2013, Sunshine Heart entered into an Executive Employment Agreement with Mr. Rosa regarding his employment as Chief Executive Officer and President of the Company.  The terms and conditions of the agreement amend and restate the terms and conditions of Mr. Rosa’s prior employment agreement with the Company in their entireties.

The agreement has an initial term (the “Initial Term”) of 12 months beginning on February 6, 2013, and automatically renews for an additional 12-month period at the end of the Initial Term and each 12-month anniversary thereafter, provided that the Company does not notify Mr. Rosa that the term will not be so extended at least 90 days prior to the expiration of the Initial Term or any renewal term thereafter.

The agreement entitles Mr. Rosa to the following compensation, among other benefits:

•	an annual base salary of at least $332,072, to be reviewed at least annually;

•	eligibility for an annual performance bonus in an amount of up to 30% of Mr. Rosa’s annual base salary for such year based upon the achievement of certain performance goals to be established by the

Board;

•

participation in welfare benefit plans, practices, policies and programs provided by Sunshine Heart and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to other senior executive officers of the Company;

•	prompt reimbursement for all reasonable expenses incurred by Mr. Rosa in accordance with the plans, practices, policies and programs of the Company; and

•	four weeks paid time off (PTO), to accrue and to be used in accordance with Sunshine Heart’s policies and practices in effect from time to time, as well as all recognized Company holidays.

As additional compensation for his services, pursuant to the agreement, the Board granted Mr. Rosa an option to purchase 347,000 shares of the Company’s common stock at an exercise price of $6.46 per share, which was issued May 6, 2013 following the Company’s delisting from the ASX. The agreement also includes a “claw-back” provision requiring reimbursement of any bonus or incentive compensation paid to Mr. Rosa if and to the extent the Board, or an appropriate committee thereof, determines that any fraud, negligence or intentional misconduct by Mr. Rosa was a significant contributing factor to the Company having to restate all or a portion of its financial statements.

Upon termination of Mr. Rosa’s employment, Mr. Rosa may be entitled to certain payments and benefits, depending on the reason for his termination.  In the event Mr. Rosa resigns his employment without good reason, the Company terminates Mr. Rosa’s employment for cause, or Mr. Rosa’s employment terminates as a result of his death or disability, Mr. Rosa is entitled to receive the Unconditional Entitlements, but not the Conditional Benefits (each as defined below).  In the event Mr. Rosa resigns with good reason or the Company terminates Mr. Rosa’s employment for reason other than cause, Mr. Rosa is entitled to receive the Unconditional Entitlements, as well as the Conditional Benefits, provided that Mr. Rosa signs and delivers to the Company, and does not revoke, a general release of claims in favor of the Company and certain related parties.

The “Unconditional Entitlements” include the following: (i) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends; (ii) in the event Mr. Rosa’s employment terminates after the end of a fiscal year but before payment of the annual bonus payable for his services rendered in that fiscal year, the annual bonus that would have been payable to Mr. Rosa for such completed fiscal year, provided that such termination is not due to the Company’s termination of Mr. Rosa for cause or Mr. Rosa’s resignation without good reason; and (iii) certain other benefits contemplated by the agreement.

The “Conditional Benefits” include the following: (i) a lump sum amount equal to one times Mr. Rosa’s annual base salary as of the termination date; (ii) continued medical coverage for 12 months following the termination date; (iii) continued vesting of equity awards for 12 months following the termination date; and (iv) a pro-rata annual bonus for the year in which the termination date occurs, determined on the basis of an assumed full-year target bonus and the number of days in the applicable fiscal year occurring on or before the termination date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of April 4, 2014 by (i) each of our named executive officers, (ii) each of our directors and director nominees, (iii) all of our executive officers, directors and director nominees as a group and (iv) each of those known by us to be beneficial owners of more than 5% of our common stock. This table lists applicable percentage ownership based on 16,875,116 shares of common stock outstanding as of April 4, 2014.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted.

Name of Beneficial Owner	Number of Shares	Percent(1)
Named Executive Officers, Directors and Director Nominees:
Geoffrey E. Brooke	15,545(2)	*
Paul R. Buckman	15,967(3)	*
John L. Erb	22,500(4)	*
David A. Rosa	403,141(5)	2.3%
Jon W. Salveson	7,438(6)	*
Gregory D. Waller	14,025(7)	*
Warren S. Watson	7,438(8)	*
Patrick Verta	---	*
William S. Peters	119,279(9)	*
All directors, director nominees, named executive officers and other executive officers as a group (13 persons)	835,856(10)	4.8%
5% Stockholders:
CM Capital Investments Pty Ltd, et al.(11) Level 9, 545 Queen Street Brisbane QLD 4000, Australia	2,002,496	11.6%
GBS Venture Partners Pty Ltd, et al.(12) Harley House, Level 5 71 Collins Street Melbourne VIC 3000, Australia	1,443,671	8.4%
Great Point Partners, LLC, et al.(13) 165 Mason Street, 3rd Floor Greenwich, CT 06830	915,917	5.4%

*Less than 1%.

(1)	Based on 16,875,116 shares outstanding as of April 4, 2014.

(2)

Includes 11,879 shares subject to outstanding options exercisable within 60 days of April 4, 2014. Excludes all securities held by BVII and BVIII because, although Dr. Brooke has an ownership interest in GBS Venture Partners Pty, Ltd, he no longer has any voting or dispositive power over such securities. See note 12 below.

(3)	Includes 11,583 shares subject to outstanding options exercisable within 60 days of April 4, 2014.

(4)	Consists of 22,500 shares subject to outstanding options exercisable within 60 days of April 4, 2014.

(5)

Includes 351,181 shares subject to outstanding options exercisable within 60 days of April 4, 2014, and 9,850 shares issuable upon vesting of outstanding restricted stock units within 60 days of April 4, 2014.

(6)	Consists of 7,438 shares subject to outstanding options exercisable within 60 days of April 4, 2014.

(7)	Includes 10,478 shares subject to outstanding options exercisable within 60 days of April 4, 2014.

(8)	Consists of 7,438 shares subject to outstanding options exercisable within 60 days of April 4, 2014.

(9)

Includes 7,250 shares held by Peters JAM Trust, 21,384 shares held by Peters Apollo Trust, 35 shares held by daughter, 53 shares held by son and 35 shares held by son. Also includes 78,497 shares subject to outstanding options exercisable within 60 days of April 4, 2014; 1,992 shares issuable upon vesting of outstanding restricted stock units within 60 days of April 4, 2014; and 2,041 shares subject to outstanding warrants exercisable within 60 days of April 4, 2014.

(10)

Consists of: (i) 140,439 shares beneficially owned; (ii) 671,461 shares subject to outstanding options exercisable within 60 days of April 4, 2014; (iii) 17,602 shares issuable upon vesting of outstanding restricted stock units within 60 days of April 4, 2014; and (iv) 6,354 shares subject to outstanding warrants exercisable within 60 days of April 4, 2014.

(11)	Based in part on Form 3/A filed with the SEC on May 10, 2012 by CM Capital Investments Pty Ltd, CM Capital

Venture 4A A/C (“CM 4A”) and CM Capital Venture 4B A/C (“CM 4B”) in which CM Capital Investments Pty Ltd, CM 4A and CM 4B reported the following: 750,356 shares held by CM 4A; 750,356 shares held by CM 4B; 188,393 shares subject to outstanding warrants exercisable within 60 days of April 4, 2014 and held by CM 4A; and 188,393 shares subject to outstanding warrants exercisable within 60 days of April 4, 2014 and held by CM 4B. The Form 3/A filed with the SEC on May 10, 2012 further indicated that each of CM 4A and CM 4B is an affiliate of CM Capital Investments Pty Ltd, and that each of the partners of CM Capital Investments Pty Ltd, including Dr. Mark Harvey (a former Board member), has shared voting and dispositive power over the securities held by each of CM 4A and CM4B.

To our knowledge, CM Capital Investments Pty Ltd and/or its affiliates purchased an additional 124,998 shares in the confidentially marketed public offering which closed on September 24, 2013. None of CM Capital Investments Pty Ltd, CM 4A or CM 4B filed an amendment to the previously filed Form 3/A in connection with such purchase.

(12)

Based in part on Form 3 filed with the SEC on February 28, 2012 by GBS Venture Partners Pty, Ltd, GBS Bioventures II A/C (“BVII”) and GBS Bioventures III A/C (“BVIII”) in which GBS Venture Partners Pty, Ltd, BVII and BVIII reported the following: 379,596 shares held by BVII; 815,165 shares held by BVIII; 79,083 shares subject to outstanding warrants exercisable within 60 days of April 4, 2014 and held by BVII; and 169,826 shares subject to outstanding warrants exercisable within 60 days of April 4, 2014 and held by BVIII, for a total of 1,443,670 shares. The discrepancy between the number of shares reflected in the table and the number of shares reflected in the Form 3 filed with the SEC on February 28, 2012 is due to rounding upon conversion of Chess Depositary Instruments into shares of common stock in connection with the Company’s delisting from the ASX. The Form 3 filed with the SEC on February 28, 2012 further indicated that GBS Venture Partners Pty, Ltd manages each of BVII and BVIII.

To our knowledge, due to a change in Dr. Brooke’s relationship with GBS Venture Partners Pty, Ltd, Dr. Brooke no longer has any voting or dispositive power over the securities held by BVII or BVIII; each of GBS Venture Partners Pty, Ltd and Brigitte Smith has shared voting and dispositive power over the securities held by BVII and BVIII.

(13)

Based on Schedule 13G/A filed with the SEC on February 14, 2014 by Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D. and Mr. David Kroin. Includes 388,626 shares held by Biomedical Value Fund, L.P. (“BVF”); 228,602 shares held by Biomedical Offshore Value Fund, Ltd. (“BOVF”); 144,784 shares held by Biomedical Institutional Value Fund, L.P. (“BIVF”); 120,237 shares held by Class D Series of GEF-PS, LP (“GES-PS”); 28,857 shares held by WS Investments II, LLC (“WS”); and 4,811 shares held by David J. Morrison (“Morrison”). Great Point Partners, LLC is the investment manager of each of BVF, BOVF, BIVF and GEF-PS and with respect to the shares held by WS and Morrison. Dr. Jeffrey R. Jay, M.D. is senior managing member of Great Point Partners, LLC, and Mr. David Kroin is special managing member of Great Point Partners, LLC. In the Schedule 13G/A, each of Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D. and Mr. David Kroin report shared voting and dispositive power over the shares held by BVF, BOVF, BIVF, GES-PS, WS and Morrison.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The directors who served on our Compensation Committee during the fiscal year ended December 31, 2013 were Dr. Brooke, Mr. Buckman and Mr. Erb.  No such person was an officer or employee of Sunshine Heart during fiscal 2013 or has ever been an officer of Sunshine Heart, and no such person had any transaction with the Company required to be disclosed in “- Related Party Transactions” below.  During fiscal 2013, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Compensation Committee or the Board.

Related Party Transactions

We give careful attention to related person transactions because they may present the potential for conflicts of interest.  Under SEC rules, a related person transaction is any transaction or series of transactions in which: the Company or a subsidiary is a participant; the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and a related person has a direct or indirect material interest. A “related person” is a director, executive officer, nominee for director or a more than 5% stockholder, and any immediate family member of the foregoing.

To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders.  We maintain a policy for the review, approval or ratification of related person transactions, and our Audit Committee reviews all related person transactions identified by us.  The Committee approves or ratifies only those related person transactions that are determined by it to be, under all of the circumstances, in the best interests of Sunshine Heart and its stockholders. The Committee affirmatively determined that none of the related person transactions below constituted a conflict of interest.

Mr. Salveson, one of the Company’s Class II directors, is the Vice Chairman, Investment Banking and Chairman of the Healthcare Investment Banking Group at Piper Jaffray Companies.  Piper Jaffray Companies is the parent company of Piper Jaffray & Co.  Piper Jaffray & Co. served as joint book-running manager for the Company’s confidentially marketed public offering which closed on September 24, 2013, and received approximately $1.1 million in fees from the Company for these services.  Mr. Salveson resigned from the Audit Committee prior to the offering, effective September 8, 2013.

Funds affiliated with CM Capital Investments Pty Ltd purchased 124,998 shares of our common stock at a price of $10.50 per share in the Company’s confidentially marketed public offering which closed on September 24, 2013.  At such time, funds affiliated with CM Capital Investments Pty Ltd beneficially owned more than 5% of our common stock.

We are party to an agreement with WSP Trading Limited pursuant to which WSP performs technical and medical advisory services for the Company.  Dr. Peters, our Chief Technical Officer and Medical Director, is a director of WSP and owns all of the equity of WSP.  The Company makes payments to WSP rather than to Dr. Peters directly for Dr. Peters’ services.  For the fiscal year ended December 31, 2013, we paid WSP A$294,603, which is also the annual rate established for 2014.  For the fiscal year ended December 31, 2012, we paid WSP A$283,272.  Such amounts do not include Dr. Peters’ nonequity incentive plan compensation, which is further discussed under “Named Executive Officer Compensation Tables-Summary Compensation Table-Narrative Discussion of Summary Compensation Table for Fiscal 2013”.

In February 2012, we sold 62,500 shares of our common stock and warrants to purchase 18,750 shares of our common stock to funds affiliated with Straus & Partners for an aggregate purchase price of A$500,000 as part of a private placement.  During fiscal 2012, funds affiliated with Straus & Partners beneficially owned more than 5% of our common stock.

AUDIT COMMITTEE REPORT

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal control over financial reporting, and the independent audit of our consolidated financial statements.  The consolidated financial statements of Sunshine Heart for the year ended December 31, 2013 were audited by Ernst & Young LLP, the Company’s independent registered public accounting firm.

As part of its activities, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements;

•

discussed with the independent registered public accounting firm the matters required to be communicated under Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees”;

•	assessed the permissibility of, and pre-approved all audit, audit-related and non-audit services provided by the independent registered public accounting firm; and

•

received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Management is responsible for the Company’s system of internal controls and financial reporting processes.  Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the PCAOB and for issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and so we are exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.  As a result, Ernst & Young LLP does not issue a report on the Company’s internal control over financial reporting.

Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Audit Committee of the Board of Directors of Sunshine Heart, Inc.

Gregory D. Waller, Chairman

John L. Erb

Warren S. Watson

AUDIT COMMITTEE MATTERS

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for the Company by its independent registered public accounting firm.  In accordance with this policy, the Committee’s practice is to assess the permissibility of and pre-approve all auditing, audit-related and non-audit services to be provided by the independent registered public accounting firm during the year.  The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permissible audit-related and non-audit services.  Any pre-approvals granted pursuant to delegated authority must be reported to the Committee at its next regular meeting.

The Committee has determined that the provision of the non-audit services described in the table below was compatible with maintaining the independence of our independent registered public accounting firm.  The Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

Auditor Fees

Ernst & Young LLP served as our independent registered public accounting firm for our fiscal years ended December 31, 2013 and December 31, 2012.  The following table sets forth the fees we incurred for audit and other services provided by Ernst & Young LLP in fiscal 2013 and 2012. All of such services described below were pre-approved in conformity with the Audit Committee’s pre-approval policies and procedures described above.

	2013 ($)	2012 ($)
Audit Fees (1)	331,182	235,918
Audit-Related Fees	---	---
Tax Fees (2)	206,342	187,316
All Other Fees	---	---
Total	537,524	423,234

(1)

Audit fees in 2013 and 2012 consisted of fees relating to the audit of the Company’s annual consolidated financial statements included in the Company’s annual report on Form 10-K, the review of interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, the review of the Company’s registration statements and the completion of comfort letter procedures associated with the Company’s securities offerings.

(2)	Tax fees in 2013 and 2012 consisted of fees for tax compliance, tax advice and tax planning services. Such fees primarily related to federal and state tax compliance and planning.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In March 2014, the Committee selected Ernst & Young LLP to be our independent registered public accounting firm for fiscal 2014. See “Audit Committee Report” and “Audit Committee Matters” for additional information on Ernst & Young LLP’s services provided to us in fiscal 2013.

As the Audit Committee has responsibility for the selection of our independent registered public accounting firm, your ratification of the selection of Ernst & Young LLP is not necessary. However, the Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future. Even if the stockholders ratify the  selection of Ernst & Young LLP, the Committee may in its sole discretion terminate the engagement of Ernst & Young LLP and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of Ernst & Young LLP will attend the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our stockholders.

The Board recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

ADDITIONAL MATTERS

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2013 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,880,002(1)	$7.76(2)	330,642(3)
Equity compensation plans not approved by security holders	213,000(4)	$10.77	387,000(5)
Total	2,093,002	$8.08	717,642

(1)

Consists of shares of common stock that may be issued pursuant to outstanding stock options, stock warrants and restricted stock unit awards under the 2002 Stock Plan, the 2011 Equity Incentive Plan and the 2013 Directors’ Plan.

(2)	Excludes restricted stock units because they convert into common stock on a one-for-one basis at no additional cost.

(3)

Consists of 142,946 shares remaining available for future issuance under the 2011 Equity Incentive Plan and 187,686 shares remaining available for future issuance under the 2013 Directors’ Plan. No additional awards may be issued under the 2002 Stock Plan.

Each of the 2011 Equity Incentive Plan and the 2013 Directors’ Plan contains an “evergreen” provision, pursuant to which the number of shares available for issuance under the plan automatically increases by a percentage of the number of fully diluted shares outstanding. Specifically, pursuant to the 2011 Equity Incentive Plan, for a period of five years commencing on January 1, 2013 and ending on (and including) January 1, 2017, the aggregate number of shares of common stock that may be issued pursuant to stock awards will automatically adjust on each January 1 so that it will equal (i) 13% of the fully diluted shares as of the immediately preceding December 31, reduced by (ii) the number of shares of common stock issuable upon exercise of outstanding options under the 2002 Stock Plan. Pursuant to the 2013 Directors’ Plan, the share reserve under the plan will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2014 and ending on (and including) January 1, 2023, to an amount equal to 2% of the fully diluted shares outstanding on December 31st of the preceding calendar year; provided that the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur.

(4)

Consists of shares of common stock that may be issued pursuant to outstanding stock options under the New-Hire Plan. The Board approved the New-Hire Plan in July 2013. The New-Hire Plan provides for the grant of the following awards: options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock awards. Eligible award recipients are individuals entering into employment with the Company who were not previously employees or directors of the Company or following a bona fide period of non-employment. All awards must constitute inducements material to such individuals’ entering into employment with the Company within the meaning of the NASDAQ listing rules, and all awards must be granted either by a majority of the Company’s independent directors or by a committee comprised of a majority of independent directors within the meaning of the NASDAQ listing rules. Promptly following the grant of an award under the New-Hire Plan, the Company must (i) issue a press release disclosing the material terms of the award and (2) notify NASDAQ that it granted such award in reliance on the “inducement grant exemption” from NASDAQ’s stockholder approval requirements for equity compensation plans.

(5)	Consists of 387,000 shares remaining available for future issuance under the New-Hire Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to the Company. Based on our review of the insiders’ forms furnished to the Company or filed with the SEC and representations made by the directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report during our most recent fiscal year, except that there were four transactions completed for each of Messrs. Bassett, Mathiesen, Peters and Yearick and Ms. Kridner, and three transactions completed for Mr. Rosa, which were not timely reported.  Each of the foregoing individuals received stock and restricted stock unit awards and submitted two late reports regarding the disposition of shares due to the withholding related to the awards and monthly vesting of the restricted stock units. In addition, Dr. Peters filed one late Form 4 (reporting the grant of a stock option award), and Mr. Buckman submitted one late filing with respect to one transaction completed in fiscal 2012.

Stockholder Proposals for the 2015 Annual Meeting

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Unless the date of the Company’s 2015 annual meeting of stockholders changes by more than 30 days from the date of the Company’s 2014 annual meeting of stockholders, in order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2015 annual meeting of stockholders, the written proposal must be received at the Company’s principal executive offices on or before December 17, 2014.  If the date of the Company’s 2015 annual meeting of stockholders is changed by more than 30 days from the date of the Company’s 2014 annual meeting of stockholders, then the deadline for a stockholder proposal to be considered for inclusion in our proxy statement for the Company’s 2015 annual meeting of stockholders will be a reasonable time before we begin to print and send our proxy statement for the 2015 annual meeting.  Any proposal should be addressed to Sunshine Heart, Inc., Attention: Secretary, 12988 Valley View Road, Eden Prairie, Minnesota 55344.  The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Deadline for Stockholder Proposals and Director Nominations to be Brought Before the 2015 Annual Meeting

In accordance with the Company’s Bylaws, in order to be properly brought before the 2015 annual meeting, a stockholder’s notice of a matter the stockholder wishes to present must be delivered to the Company’s principal executive offices in Eden Prairie, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting.  As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than January 29, 2015, and no later than February 27, 2015.

Other Matters

We do not know of any other matters that may be presented for consideration at the annual meeting.  If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of Sunshine Heart.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 29, 2014

The 2014 proxy statement and fiscal 2013 annual report are available at http://www.astproxyportal.com/ast/17459.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

David A. Rosa
Chief Executive Officer

Dated: April 11, 2014

DATE, TIME AND LOCATION OF SUNSHINE HEART, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 29, 2014, at 3:30 p.m. U.S. Central Daylight Time

The Marquette Hotel

710 Marquette Avenue

Minneapolis, Minnesota

Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the annual meeting.  A brokerage or holding statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

ANNUAL MEETING OF STOCKHOLDERS OF SUNSHINE HEART, INC. May 29, 2014 3:30 p.m. U.S. Central Daylight Time NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17459 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of the Class I directors identified in the accompanying proxy statement, each for a three-year term. O Paul R. Buckman O Warren S. Watson 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunshine Heart, Inc. for the fiscal year ending December 31, 2014. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Proxy Statement for the Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230000000000001000 9 052914 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of the Class I directors identified in the accompanying proxy statement, each for a three-year term. O Paul R. Buckman O Warren S. Watson 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunshine Heart, Inc. for the fiscal year ending December 31, 2014. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Proxy Statement for the Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF SUNSHINE HEART, INC. May 29, 2014 3:30 p.m. U.S. Central Daylight Time INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 6:29 a.m. U.S. Central Daylight Time on May 29, 2014 MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20230000000000001000 9 052914 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17459 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 SUNSHINE HEART, INC. 12988 Valley View Road Eden Prairie, MN 55344 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David A. Rosa and Jeffrey S. Mathiesen as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Sunshine Heart, Inc. held of record by the undersigned on April 4, 2014, at the Annual Meeting of Stockholders to be held at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Thursday, May 29, 2014 at 3:30 p.m. U.S. Central Daylight Time, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)